Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of Claros Mortgage Trust, Inc. of our report dated June 25, 2021, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is October 8, 2021 relating to the financial statements and financial statement schedule of Claros Mortgage Trust, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

October 26, 2021

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